                                                                    Exhibit 23.1



                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------

We consent to the reference to our firm under the caption "Experts" in the Pre-Effective Amendment No. 1 to the Registration Statement (Form S-3 No. 333-26419) to be filed on or about May 13, 1997 and related Prospectus of Capstead Mortgage Corporation for the registration of its Stockholder Investment Program and to the incorporation by reference therein of our reports dated January 22, 1997, with respect to the consolidated financial statements and schedule of Capstead Mortgage Corporation included and/or incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



                                                Ernst & Young LLP



Dallas, Texas
May 13, 1997